SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013 (June 4, 2013)

LOT78, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54816	26-2940624
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
65 Alfred Road Studio 209 London W2 5EU
(Address of principal executive offices)
Phone: 00447801480109
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LOT78, INC.

Form 8-K

Current Report

8.01 OTHER EVENTS

On June 5, 2013, Lot78, Inc., a Nevada corporation (the “Company”) effectuated a forward stock split (the “Forward Split”) of its issued and outstanding common shares whereby every one (1) old share of the Company’s common stock was exchanged for four (4) new shares of the Company's common stock. As a result, the issued and outstanding shares of the Company’s common stock as of the Record Date, May 17, 2013, increased from fifty eight million five hundred sixty eight thousand four hundred and four (58,568,404) shares prior to the Forward Split to two hundred thirty four million two hundred seventy three thousand six hundred and sixteen (234,273,616) shares following the Forward Split. FINRA confirmed approval of the Forward Split on June 4, 2013, payable as a dividend to shareholders, and the Forward Split became effective on June 5, 2013. The Forward Split shares are payable upon surrender of certificates to the Company's transfer agent.

Effective June 5, 2013, the Company’s symbol will change to LOTED to reflect the Forward Split and twenty (20) days thereafter, the "D" will be removed and the symbol will return to LOTE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lot78, Inc.

Date: June 5, 2013	By:	/s/ Oliver Amhurst
Oliver Amhurst President and Chief Executive Officer